Contact:  Troy D. Cook
Executive Vice President &
Chief Financial Officer
913-327-3109

NPC International, Inc. Reports First Quarter 2012 Results

Overland Park, Kansas, (May 11, 2012) - NPC International, Inc. (the “Company”), today reported results for its first fiscal quarter ended March 27, 2012.

FIRST QUARTER HIGHLIGHTS:

•	Comparable store sales increased 5.1% rolling over a decrease of (4.7)% last year.
•	Adjusted EBITDA (reconciliation attached) of $38.9MM was $6.3MM or 19% greater than last year, primarily on the strength of Adjusted EBITDA Margin expansion of 150 basis points over last year.
•	Net income of $9.0MM was $0.5 million below last year.
•	Adjusted Free Cash Flow (reconciliation attached) was $31.7MM or 82% of Adjusted EBITDA.
•	Cash balances were $23.7 million, an increase of $11.8MM from our opening balance sheet, despite investing $19.3MM in the acquisition of 36 units in Florida.
•
The Company’s leverage ratio was 4.44X Consolidated EBITDA, net of cash balances of $20.7MM as defined in our Credit Agreement,  compared to pro-forma leverage of 4.85X at the closing of the transaction on December 28, 2011.

NPC’s President and CEO Jim Schwartz said, “We are extremely pleased to report exceptional results for our first quarter of 2012.  This quarter's results were marked by continued strong sales momentum, significant margin expansion due to our margin improvement initiatives and sales leverage and excellent controls by our operators, resulting in record quarterly Adjusted EBITDA.

The brand brought compelling value and bundling innovation to the category this quarter with our $10 Any Pizza promotion and the $10 Dinner Box.  These promotions extended the tremendous sales momentum that we experienced in the fourth quarter of fiscal 2011 into our first quarter of 2012 resulting in strong comparable store sales growth of 5.1%.

Our recent acquisition in Jacksonville, Florida is off to a terrific start and our planned organic growth through delco lite development is yielding compelling results.  We continue to fill out the pipeline of new units in order to achieve our planned development target for 2012.

We are very pleased with this quarter's strong results allowing us to significantly deleverage our balance sheet since December 28, 2011 as our leverage ratio was reduced to 4.44X.  We believe the brand is very well positioned in the marketplace and our messaging is meeting the consumer's needs head on.  We remain very focused on our key initiatives as well as meeting the needs of our customers in order to continue to deliver strong results for the balance of 2012.”

The Company is a wholly-owned subsidiary of NPC Acquisition Holdings, LLC ("Parent"), which guaranteed the Company's 10.50% Senior Notes due 2020. As a result of its guarantee, Parent is required to file reports with the Securities and Exchange Commission which include consolidated financial statements of Parent and its subsidiaries (including the Company). Parent's only material asset is all of the stock of the Company. The quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for Parent and the Company on a consolidated basis are set forth in Parent's Form 10-Q for the fiscal quarter ended March 27, 2012 which can be accessed at www.sec.gov.

CONFERENCE CALL INFORMATION:

The Company’s first quarter earnings conference call will be held Monday, May 14, 2012 at 9:00 am CDT. You can access this call by dialing 800-573-4842.  The international number is 617-224-4327. The access code for the call is 64060598.

For those unable to participate live, a replay of the call will be available until May 21, 2012 by dialing 888-286-8010 or by dialing international at 617-801-6888.  The access code for the replay is 19427853.

A replay of the call will also be available at the Company’s website at www.npcinternational.com.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,189 Pizza Hut restaurants and delivery units in 28 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Parent’s  quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, incorporated into the Parent’s Form 10-Q which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations.  Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct.  NPC’s actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; and other factors. These risks and other risks are described in NPC’s filings with the Securities and Exchange Commission, including Parent's and NPC’s Post-Effective Amendment No. 1 to Form S-4 Registration Statement, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended
	March 27, 2012		March 29, 2011

Net product sales	$257,819	100.0%	$239,623	100.0%
Fees and other income (1)	12,595	4.9%	11,505	4.8%
Total sales	270,414	104.9%	251,128	104.8%
Comparable store sales (net product sales only)	5.1%		-4.7%

Cost of sales (2)	75,335	29.2%	69,787	29.1%
Direct labor (3)	73,958	28.7%	70,238	29.3%
Other restaurant operating expenses (4)	77,726	30.1%	74,787	31.2%
General and administrative expenses (5)	14,011	5.5%	12,807	5.3%
Corporate depreciation and amortization of intangibles	4,244	1.7%	2,960	1.2%
Other	264	0.1%	39	0.1%
Total costs and expenses	245,538	95.3%	230,618	96.2%
Operating income	24,876	9.6%	20,510	8.6%
Interest expense (6)	12,914	5.0%	6,749	2.8%
Income before income taxes	11,962	4.6%	13,761	5.8%
Income tax expense	2,957	1.1%	4,255	1.8%

Net income	$9,005	3.5%	$9,506	4.0%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$8,496		$3,360
Cash Rent Expense	$12,851		$12,770

(1)	Fees and other income increased due to increases in customer delivery charges in certain markets in the second quarter of 2011.
(2)	Cost of sales, as a percentage of net product sales, increased primarily due to pricing and product mix changes due to promotional activity, offset by lower ingredient costs.
(3)	Direct labor, as a percentage of net product sales, decreased largely due to the benefit of lower average wage rates, lower employee benefits expense and improved labor productivity.
(4)
Other restaurant operating expenses, as a percentage of net product sales, decreased largely due to the sales leveraging effect on fixed and semi-fixed costs, primarily occupancy costs and lower advertising expenses, partially offset by higher restaurant manager bonus expense.

(5)	G&A expenses increased primarily due to higher incentive compensation and salaries expenses and acquisition integration costs.
(6)	Interest expense increased primarily due to higher average debt levels and interest rates as a result of the acquisition of our Company by Olympus Partners on December 28, 2011.

Note:  The explanations above are abbreviated disclosures.  For complete disclosure see Management’s Discussion and Analysis in our Parent's Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	March 27, 2012	December 27, 2011
Assets
Current assets:
Cash and cash equivalents	$23,733	$78,394
Other current assets	30,224	35,105
Total current assets	53,957	113,499

Facilities and equipment, net	146,531	131,744
Franchise rights, net	626,264	390,110
Other noncurrent assets	345,115	213,375
Total assets	$1,171,867	$848,728
Liabilities and Stockholders' Equity
Current liabilities:
Other current liabilities	$107,012	$102,852
Current portion of debt	3,750	13,540
Total current liabilities	110,762	116,392

Long-term debt, less current portion	561,250	359,160
Other noncurrent liabilities	270,406	171,716
Total liabilities	942,418	647,268
Stockholders' equity	229,449	201,460
Total liabilities and stockholders' equity	$1,171,867	$848,728

NPC INTERNATIONAL, INC.
 Condensed Consolidated Statements of Cash Flows
 (Dollars in thousands)
(Unaudited)

	13 Weeks Ended
	March 27, 2012	March 29, 2011
Operating activities
Net income	$9,005	$9,506
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	13,312	11,771
Amortization of debt issue costs	1,032	635
Deferred income taxes	2,957	3,027
Other adjustments	7	69
Changes in assets and liabilities, excluding acquisitions:
Assets	1,055	(1,348)
Liabilities	(3,148)	4,274
Net cash provided by operating activities	24,220	27,934
Investing activities
Capital expenditures	(8,496)	(3,360)
Purchase of the stock of the Company	(431,589)	-
Purchase of Jacksonville market	(19,322)	-
Proceeds from sale or disposition of assets	21	260
Net cash used in investing activities	(459,386)	(3,100)
Financing activities
Interest rate derivative	(636)
Payments on term bank facilities	-	(29,670)
Borrowings under revolving credit facility	9,700	-
Payments under revolving credit facility	(9,700)	-
Proceeds from equity contributions, net of costs of $18,735	216,635	-
Retirement of predecessor entity debt	(372,700)	-
Issuance of debt	565,000	-
Debt issue costs	(27,794)	-
Proceeds from sale-leaseback transactions	-	486
Net cash provided by (used in) financing activities	380,505	(29,184)
Net change in cash and cash equivalents	(54,661)	(4,350)
Beginning cash and cash equivalents	78,394	44,159
Ending cash and cash equivalents	$23,733	$39,809

NPC INTERNATIONAL, INC.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(Unaudited)

	13 Weeks Ended
	March 27, 2012	March 29, 2011
Adjusted EBITDA:
Net income	$9,005	$9,506
Adjustments:
Interest expense	12,914	6,749
Income tax expense	2,957	4,255
Depreciation and amortization	13,312	11,771
Transaction costs	283	-
Net facility impairment charges	-	79
Pre-opening expenses and other	399	239
Adjusted EBITDA (1)	$38,870	$32,599
Adjusted EBITDA Margin(2)	15.1%	13.6%

Adjusted Free Cash Flow:
Net cash provided by operating activities	$24,220	$27,934
Adjustments:
Predecessor transaction expenses	16,019	-
Capital expenditures	(8,496)	(3,360)
Adjusted Free Cash Flow (3)	$31,743	$24,574

Unit Count Activity

	13 Weeks Ended
	March 27, 2012	March 29, 2011

Beginning of period	1,151	1,136
Acquired	36	-
Developed	2	1
Closed	-	(1)
End of period	1,189	1,136

Equivalent units(4)	1,162	1,134

(1) The Company defines Adjusted EBITDA as consolidated net income plus interest, income taxes, depreciation and amortization, facility impairment charges, and pre-opening expenses, further adjusted to exclude unusual litigation expenses (before indemnification offset) and expenses related to the acquisition of the Company by an entity controlled by Olympus Growth Fund V, L.P. and certain of its affiliates (“Olympus”). The Company incurred substantial transaction costs in 2011 in connection with the sale of the Company to Olympus on the first day of fiscal 2012 and had substantial interest expense relating to the financing of the acquisition of the Company in both 2011 and 2006 and substantial depreciation and amortization expense relating to the acquisition of the Company in 2011 and 2006 and to the Company’s acquisition of units in recent years.  Management believes the elimination of these items, as well as taxes, pre-opening and facility impairment charges, and unusual litigation expenses give investors useful information to compare the performance of our core operations over different periods.  Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles.  Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under generally accepted accounting principles.  Adjusted EBITDA, as defined above, may not be similar to EBITDA measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because management believes that Adjusted EBITDA provides investors a helpful measure for comparing the Company’s operating performance with the performance of other companies that have different financing and capital structures or tax rates.
(2) Calculated as a percentage of net product sales.
(3) The Company defines Adjusted Free Cash Flow as cash flows from operations plus non-recurring predecessor transaction expenses paid from proceeds from the sale of the Company less capital expenditures. Management believes that the free cash flow measure is important to investors to provide a measure of how much cash flow is available, after current changes in working capital and acquisition of property and equipment, to be used for working capital needs or for strategic opportunities, including servicing debt, making acquisitions, and making investments in the business.  It should not be inferred that the entire Adjusted Free Cash Flow amount is available for discretionary expenditures.
 (4) Equivalent units represent the number of units open at the beginning of a given period, adjusted for units opened, closed, acquired or sold during the period on a weighted average basis.

7300 W 129th St
Overland Park, KS 66213